Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Republic Companies Group, Inc.:

We consent to the use of our report dated July 18, 2005, with respect to the related financial statement schedules of Republic Companies Group, Inc. and Subsidiaries (the Company) as of December 31, 2004 and 2003, and for the year ended December 31, 2004 and period August 29, 2003 to December 31, 2003, included herein and to the reference to our firm under the heading “Experts” in the prospectus.

KPMG LLP

Dallas, Texas

July 18, 2005

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Republic Companies Group, Inc.:

We consent to the use of our report dated May 9, 2005, with respect to the related financial statement schedules of Republic Companies Group, Inc. and Subsidiaries (the Company) for the period January 1, 2003 to August 28, 2003 and the year ended December 31, 2002, included herein and to the reference to our firm under the heading “Experts” in the prospectus.

KPMG LLP

Dallas, Texas

July 18, 2005